EXHIBIT 4.6



                            DEBT TRANSFER AGREEMENT



                              DATED 26th June, 2003


                                    BETWEEN



                       Cordiant Communications Group plc
                                 as the Company

                                     -and-

                             Cordiant Finance, Inc.
                               as the Note Issuer

                                     -and-

              Cerberus Partners, L.P. and Deutsche Bank AG, London
                        as Transferring Finance Parties

                                     -and-

                                 HSBC Bank plc
                                    as Agent

                                      and

                              WPP No. 2337 Limited
                                  as Purchaser

                                     -and-

                                 WPP Group plc
                                  as Guarantor







                                 ALLEN & OVERY

                                     London


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                                    CONTENTS



Clause                                                               Page

1.   Interpretation.....................................................1
2.   Transfer Agreement.................................................4
3.   Payment............................................................5
4.   Release............................................................6
5.   Co-operation.......................................................6
6.   Confidentiality....................................................6
7.   Transferring Finance Party representations.........................8
8.   Guarantor/Purchaser Representations................................9
9.   Changes to the Parties............................................10
10.  Default interest..................................................10
11.  VAT...............................................................11
12.  Guarantee and indemnity...........................................11
13.  Miscellaneous.....................................................13
14.  Notices...........................................................15
15.  Language..........................................................16
16.  Severability......................................................16
17.  Waivers and remedies cumulative...................................16
18.  Counterparts......................................................17
19.  Governing law.....................................................17
20.  Enforcement.......................................................17

Schedule

1.   Transferring Finance Parties......................................18
2.   Form of Substitution Certificate..................................20
3.   Account Details...................................................26
4.   Form of Accession Letter..........................................27
5.

Signatories............................................................28



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THIS DEBT TRANSFER AGREEMENT is dated 26th June, 2003 between:

(1)  Cordiant   Communications   Group  plc  (registered  number  1320869)  (the
     Company);

(2) Cordiant Finance, Inc (the Note Issuer) as issuer of the Notes under the Note Purchase Agreement;

(3) CERBERUS PARTNERS, L.P. as transferring noteholder (the Transferring Noteholder);

(4)  DEUTSCHE BANK AG, LONDON as transferring bank (the Transferring Bank);

(5) HSBC Bank plc as agent bank under the Credit Agreement (in this capacity, the Agent);

(6)  WPP NO. 2337 LIMITED (registered number 4679453) (the Purchaser); and

(7)  WPP Group plc (registered number 1003653) (the Guarantor).

1.   Interpretation

1.1  Definitions

     In this Agreement:

     Bank Debt means the Debt owed to the Transferring Bank.

     Bank Finance Documents has the meaning given to it in the Credit Agreement.

     Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York City.

     Common Security Trust Deed means the trust deed dated 19th April, 2002 between amongst others, the Company, the holders of the Notes set out in Part B of Schedule 3 thereto, the Common Security Trustee (as defined therein) and the Agent.

     Completion Date means 1st July, 2003.

     Consideration means the amounts agreed between the Purchaser, the Guarantor and the Transferring Noteholder in the pricing letter between those parties dated the same date as this Agreement.

     Contribution has the meaning given to the term in the Credit Agreement.

     Credit Agreement means the (pound)155,871,146.52 credit agreement dated 4th July, 2000 between (among others) the Company and HSBC Bank plc (as amended and restated pursuant to a restructuring deed dated 19th April, 2002).

     Creditor has the meaning given to that term in the Intercreditor Agreement.

     Debt means all Liabilities payable or owing by any member of the Group to the Transferring Finance Parties under or in connection with any Finance Document.


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     Finance Document means a Bank Finance Document or a Note Finance Document.

     Finance Party has the meaning given to that term in the Credit Agreement.

     Group means the Company and its Subsidiaries.

     Intercreditor Agreement has the meaning given to that term in the Credit Agreement.

     Interest Component means the amount of accrued interest under the Finance Documents owing to the Transferring Finance Parties on the Completion Date.

     Liability means any present or future liability (actual or contingent), together with:

     (a) any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

     (b) any claim for damages or restitution in the event of rescission of that liability or otherwise; and

     (c) any claim flowing from any recovery by a payment or discharge in respect of that liability on grounds of preference or otherwise.

     Note Purchase Agreement means the Amended and Restated Note Purchase Agreement dated as of April 19, 2002, among the Note Issuer, as issuer, the Company, as parent guarantor and the holders of the Notes party thereto.

     Noteholder Debt means Debt owed to the Transferring Noteholder.

     Notes has the meaning given to it in the Note Purchase Agreement.

     Notes Finance Documents means the "Finance Documents" as defined in the Note Purchase Agreement.

     Obligor  means  any  member  of the  Group  which is a party  to a  Finance
     Document.

     Party means a party to this Agreement.

     Principal Debt with respect to a Transferring Finance Party means the principal amount of indebtedness owed to that Transferring Finance Party under the Credit Agreement as at the Completion Date or the principal amount of indebtedness owed to that Transferring Finance Party in respect of the Notes and the Note Purchase Agreement as at the Completion Date, as applicable, in each case excluding:

     (a)  accrued  or  capitalised  interest  (if any);

     (b)  any fees,  costs or  expenses;

     (c)  any penalty,  liquidated damages, prepayment or make-whole amounts; or

     (d)  any other amount which is not in the nature of principal.

     Receiving Account means the account details for the Transferring Finance Parties as set out in Schedule 3 (Account Details).


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     Security  Trust  Deed  has the  meaning  given to that  term in the  Credit
     Agreement.

     Subsidiary of a person means any company or entity directly or indirectly controlled by such person or any entity (whether or not so controlled) treated as a subsidiary in the financial statements of that person from time to time, for which purpose control means either ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of such company or entity or the right to control its policies and management whether by contract or otherwise (and controlled shall be construed accordingly) and includes a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

     Substitution Certificate means a global certificate in substantially the form of Schedule 2 (Form of Substitution Certificate). The Substitution Certificate is a "Substitution Certificate" for the purposes of the Credit Agreement.

     Total Principal Debt means the aggregate of the Principal Debt for all of the Transferring Finance Parties, being the aggregate of the indicative amounts set out in Schedule 1 (Transferring Finance Parties) as at the date of this Agreement (as reduced by any repayments of such Principal Debt between the date of this Agreement and the Completion Date).

     Transfer means the transfer and novation of the Debt by the Transferring Finance Parties to the Purchaser in accordance with this Agreement, the Substitution Certificate and the Finance Documents.

     Transferring Finance Party means the Transferring Noteholder or the Transferring Bank.

1.2     Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:

        (i) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

        (ii) assets includes present and future properties, revenues and rights (including contractual rights) of every description;

        (iii)   anauthorisation  includes an authorisation,  consent,  approval,
                resolution,   licence,   exemption,   filing,   registration  or
                notarisation;

        (iv) disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

        (v)     indebtedness   includes  any  obligation  (whether  incurred  as
                principal or as surety) for the payment or repayment of money;

        (vi) a person includes any individual, company, limited liability company, corporation, unincorporated association or body (including a partnership, limited partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

        (vii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any


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                governmental,  inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (viii) a currency is a reference to the lawful currency for the time being of the relevant country;

        (ix) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

        (x) a Clause, a Subclause, paragraph, sub-paragraph or a Schedule is a reference to a clause, subclause, paragraph or sub-paragraph of, or a schedule to, this Agreement;

        (xi) a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

        (xii) a Finance Document, this Agreement or another document is a reference to that Finance Document, this Agreement or other document as amended; and

        (xiii)  a time of day is a reference to London time.

(b) Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of this Agreement, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of this Agreement.

(c) Unless the contrary intention appears a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement.

(d)     The headings in this Agreement do not affect its interpretation.

2.     TRANSFER AGREEMENT

2.1     Agreement

(a) Each Transferring Finance Party hereby agrees to sell and the Purchaser hereby agrees to purchase on the Completion Date all (but not part only) of that Transferring Finance Party's participation in all of the Debt in consideration of the Purchaser's payment to the Transferring Finance Parties of the Consideration.

(b)     This Agreement is effective on the date of this Agreement.

(c) Completion of the Transfer and payment of the Consideration under this Agreement shall take place on the Completion Date in accordance with Clause 2.2 (Completion).

2.2     Completion

(a)     On the Completion Date:

        (i) the Transferring Bank shall deliver to the Purchaser the Substitution Certificate in respect of its entire participation in the Debt, duly executed by it;

        (ii) the Transferring Noteholder shall sell, assign and transfer to the Purchaser each Note held by it and this Agreement shall effect such sale, assignment and transfer

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

                (notwithstanding any of the provisions set out in section 15.2 (Transfer and Exchange of Notes) of the Note Purchase Agreement) with immediate effect on the Completion Date without more;

        (iii)   the  Purchaser  shall  pay:

                (A)     (pound)8,597,828.84   of   the   Consideration   to  the
                        Transferring   Bank;   and

                (B) the balance of the Consideration to the Transferring Noteholder;

        (iv) the Purchaser will execute the Substitution Certificate, to take effect on the Completion Date; and

        (v) the Note Issuer shall issue a replacement Note in favour of the Purchaser and register the Purchaser as the holder of such Note pursuant to section 15.1 (Registration of Notes) of the Note Purchase Agreement.

        Each of the actions described above shall occur simultaneously on the Completion Date.

(b) As soon as reasonably practicable after the Completion Date (and in any event not more than 10 Business Days after the Completion Date or such longer period as agreed by the Purchaser), the Transferring Noteholder shall surrender to the Purchaser each original Note held by it.

(c) The Transferring Noteholder and the Transferring Bank hereby agree as between themselves that the payment of the respective amounts referred to in Clause 2.2(a)(iii) shall:

        (i) discharge the Transferring Noteholder from any liability to the Transferring Bank in respect of the outstanding obligations under the agreements entered into by the Transferring Noteholder and the Transferring Bank prior to the date of this Agreement for the purchase by the Transferring Noteholder by way of sub-participation of a portion of the Principal Debt; and

        (ii) discharge the Transferring Bank from any liability to the Transferring Noteholder under the sub-participation agreement dated 9th April, 2003 entered into between them, which agreement shall be terminated on the Completion Date.

3.      PAYMENT

3.1     Place

        All payments by the Purchaser or the Guarantor under this Agreement shall be made to the relevant Receiving Account.

3.2     Funds

        Payments under this Agreement shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency in the place of payment.

3.3     Use of Consideration

        A payment of any amount by the Purchaser or the Guarantor to the Receiving Account shall be a good discharge of the obligation to pay that amount to the Transferring Finance Parties.

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

4.      RELEASE

(a) Each Party agrees that, on completion occurring in accordance with Clause 2.2 (Completion):

        (i) the Purchaser will assume all of the rights and obligations of the Transferring Finance Parties in respect of the Debt in substitution for the Transferring Finance Parties, and the Transferring Finance Parties will be released from those obligations and shall cease to have any of those rights; and

        (ii)    the Transferring Finance Parties, the Agent, the Company and the
                Note Issuer waive any consents, authorisations or formalities otherwise required under the Finance Documents in connection with the Transfer;

        (iii) the Company confirms each Obligor's authority to the Agent to execute the Substitution Certificate; and

        (iv) no Obligor shall have any liability to any Transferring Finance Party and no Transferring Finance Party shall have any right, claim or action against an Obligor in connection with the Finance Documents.

(b) Each Party agrees that no Transferring Finance Party shall be responsible or have any liability to the Purchaser or any other person if any of the rights, claims, guarantees or security under or constituted by the Finance Documents is damaged, impaired, vitiated, discharged or otherwise affected by reason of anything in, or anything contemplated by, this Agreement or the transactions contemplated by this Agreement.

(c) Each party agrees that the Term (as defined in the Credit Agreement) ending on 30th June, 2003 for the (pound)9,550,000 revolving credit advance outstanding under the Credit Agreement shall be extended for one day until 1st July, 2003 and that the interest rate applicable to that advance during that extension shall be the same as the rate applicable to it on the date of this Agreement.

 5.  CO-OPERATION

(a) The Transferring Finance Parties shall, at the expense of the Purchaser, take whatever action the Purchaser may reasonably require for facilitating the Transfer under this Agreement for a period of 10 Business Days following the Completion Date (or such later date as the Transferring Finance Parties and the Purchaser agree), including without limitation the execution of any transfer, conveyance and assignment and the giving or making of any notice, order, direction or registration. The Transferring Finance Parties shall not be obliged to incur any material expense under this paragraph (a) unless they are secured or payment is otherwise assured, in each case to their satisfaction.

(b) The Purchaser shall, at its expense, take whatever action the Transferring Finance Parties may reasonably require for facilitating the Transfer under this Agreement following the Completion Date, including the execution of any transfer, conveyance and assignment and the giving or making of any notice, order, direction or registration.

6.      CONFIDENTIALITY

(a)     Each Party must keep  confidential  this Agreement and the  transactions
        contemplated   by  it.   However,   a  Party  is  entitled  to  disclose
        information:

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

        (i) which is or becomes publicly available, other than as a result of a breach by that Party of this Clause;

        (ii) to any person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law or regulation applicable to such Party, or (B) in response to any subpoena or other legal process, or (C) in connection with any litigation to which it is a party;

        (iii) if required to do so under any applicable law or regulation (including any request by the Panel or the Listing Rules of the UK Listing Authority);

        (iv)    to  a  governmental,   banking,  taxation  or  other  regulatory
                authority;

        (v)     to the extent allowed under paragraph (c) below;

        (vi) which relates to the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind relating to such tax treatment and tax structure;

        (vii)   to  its  directors,   officers,  trustees,   employees,  agents,
                attorneys and affiliates (whose duties require them to maintain the confidentiality of such information);

        (viii) to its financial advisors and other professional advisers who agree, or whose duties require them, to hold confidential such information substantially in accordance with the terms of this Clause 6;

        (ix) the National Association of Insurance Commissioners or any similar organisation, or any recognised rating agency that requires access to information about a Transferring Finance Party's investment portfolio;

        (x) any Institutional Investor (as defined in the Note Purchase Agreement) to which a Transferring Noteholder sells or offers to sell Notes or any part thereof or any participation therein provided such Institutional Investor agrees in writing to be bound by the terms of this Clause 6; or


        (xi) any person from which such Transferring Noteholder offers to purchase any security of the Note Issuer or the Company provided such person agrees in writing to be bound by the terms of this Clause 6.

(b) In connection with the foregoing, any Person shall be free to consult any tax advisor regarding the tax treatment or tax structure of the transactions. For the purposes of this Clause 6, the tax treatment of the transactions is the purported or claimed U.S. Federal income tax treatment of the transaction, and the tax structure of the transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions. Person for the purposes of this paragraph (b) includes any employee, representative, or other agent of any Party to this Agreement.

(c) A Party may disclose to an affiliate a copy of this Agreement and any information which it has acquired under or in connection with this Agreement.


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

7.      TRANSFERRING FINANCE PARTY REPRESENTATIONS

7.1     Representations

        The representations set out in this Clause are made by each Transferring Finance Party (on a several basis) to the Purchaser on the date of this Agreement and the Completion Date.

7.2     Status

        It is duly incorporated or organised as the case may be and validly existing (and in the case of a corporation incorporated in the United States, in good standing) under the laws of the jurisdiction of its incorporation or organisation.

7.3     Powers and authorities

        It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the Substitution Certificate to which it is a party and the transactions contemplated by this Agreement.

7.4     Legal validity

        This Agreement and the Substitution Certificate to which it is a party each constitutes (or will, when executed, constitute) its legally valid, binding and enforceable obligation (subject to applicable bankruptcy, reorganisation, insolvency moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

7.5     Non-conflict

        The entry into and performance by it of, and the transactions contemplated by, this Agreement and the Substitution Certificate to which it is a party do not and will not conflict in any material respect with: (a) any law or regulation applicable to it; or (b) its constitutional documents.

7.6     Authorisations

        All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement and the Substitution Certificate to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

7.7     Debt

(a) It is the sole legal and beneficial owner of its participation in the Bank Debt or, as applicable, the sole owner and holder of its Notes and in each case the corresponding benefits under the Finance Documents free from any security interest, option or subordination in favour of any person other than the Purchaser (except in relation to any sub-contracting or sub-participating of its participation, where the relevant Transferring Finance Party is and remains liable under the Finance Documents for its obligations);


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

(b) it has not exercised any right of any set-off, counterclaim or other defence which it may have in respect of its participation in the Debt; and

(c) as at the date of this Agreement and as at the Completion Date, its relevant ownership and participations in the principal amount of the Bank Debt and the Notes is as set out in Schedule 1 (Finance Parties).


8.      GUARANTOR/PURCHASER REPRESENTATIONS

        The representations set out in this clause are made by each of the Guarantor and the Purchaser to the Transferring Finance Parties on the date of this Agreement and the Completion Date.

8.1     Status

It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

8.2     Powers and authorities

        It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the Substitution Certificate to which it is a party and the transactions contemplated by this Agreement.

8.3     Legal validity

        This Agreement and the Substitution Certificate to which it is a party each constitutes its legally valid, binding and enforceable obligation.

8.4     Non-conflict

        The  entry  into  and  performance  by  it  of,  and  the   transactions
        contemplated by, this Agreement and the Substitution Certificate to which it is a party do not and will not conflict with:

        (a)     any   law  or   regulation   applicable   to  it;   or

        (b)     its constitutional documents.

8.5     Authorisations

        All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement and the Substitution Certificate to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

8.6     Securities Act

(a) The Purchaser is purchasing the Debt as principal for its own account, for investment purposes only and not with a view to any resale or distribution thereof. The Purchaser understands that no liquid market exists for the Debt and the Purchaser acknowledges that the Purchaser is financially capable of bearing the potential risks associated with holding its investment in the Debt for an indefinite period of time.

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

(b) The Purchaser has received copies of each of the Finance Documents, has reviewed the Finance Documents and is, except as provided herein, acquiring the Debt in accordance and in compliance with the procedural requirements set out in clause 18.3 (Substitution) of the Credit Agreement, section 15 (Registration; Exchange; Substitution of Notes) of the Note Purchase Agreement, clause 9.6 (Transfer by the Noteholders) of the Common Security Trust Deed and clause 9.1 (Transfer and Termination) of the Intercreditor Agreement in connection with its acquisition of the Debt.

(c) The Purchaser understands that the Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the Securities Act), are being sold in a transaction exempt from the registration requirements of the Securities Act, are "restricted securities" as defined by Rule 144(a)(3) under the Securities Act, and may not be reoffered or resold in a transaction to which the Securities Act applies, except pursuant to registration under, or an exemption from the registration requirements of, the Securities Act.

8.7     Reliance

(a) In respect of the Purchaser only, it has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Debt.

(b) It is able to bear the economic risk of an investment in the Debt, has adequate means to provide for its current and contingent needs, has no need for liquidity with respect to an investment in the Debt, and can afford a complete loss of such investment.

(c) HSBC Bank plc in its capacity as Overdraft Bank, under and as defined in the Credit Agreement, has given its written consent to the transfer envisaged by this Agreement, as required by clause 18.3 of the Credit Agreement.

(d) Fleet National Bank resigned from its position as Swingline Bank, under and as defined in the Credit Agreement, on 19th June, 2003 and was succeeded by the Purchaser who, by its signature to this Agreement, gives the consent to the transfer required of the Swingline Bank under clause 18.3 of the Credit Agreement.

9.      CHANGES TO THE PARTIES

         No Party may assign or transfer any of its rights or obligations under this Agreement unless, in the case of the Transferring Finance Parties only, the transferee agrees to be bound by the terms of this Agreement by execution of an accession letter in the form attached as Schedule 4 (Form of Accession Letter).

10.      DEFAULT INTEREST

(a) If a Party fails to pay any amount payable by it under this Agreement to another Party, (the non-defaulting Party) it must, on demand by the non-defaulting Party, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment.

(b) Interest on an overdue amount is payable at a rate equal to the aggregate of:

        (i)     one per cent. per annum; and

        (ii) the rate quoted in the London interbank market on the relevant rate fixing day for the offering of deposits in the currency of the overdue amount during the period of non-payment, as shown on the appropriate Telerate page.

(c)     For the purpose of  determining  the relevant  rate under  sub-paragraph
        (b)(ii) above, the non-defaulting Party may (acting reasonably):

        (i)     select successive periods of any duration of up to three months;
                and

        (ii)    determine the appropriate rate fixing day for that period.

(d) Interest (if unpaid) on an overdue amount will be compounded at the end of each period selected by the non-defaulting Party under paragraph (c) above but will remain immediately due and payable.

(e) Any interest accruing under this Subclause accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the non-defaulting Party determines is market practice.

(f) For the avoidance of doubt, to the extent any Finance Document contains a default interest provision in respect of an amount referred to in this Agreement, that provision will apply in place of this in respect of payments under those Finance Documents.

11.     VAT

(a) Any amount payable under this Agreement by a Party is exclusive of any value added tax or any other tax of a similar nature which might be chargeable in connection with that amount. If any such value added tax is chargeable, that Party must pay (in addition to and at the same time as paying that amount) an amount equal to the amount of that value added tax.

(b) The obligation of any Party under paragraph (a) above will be reduced to the extent that the recipient determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant value added tax.

12.     GUARANTEE AND INDEMNITY

12.1    Guarantee and indemnity

        The Guarantor irrevocably and unconditionally:

(a) guarantees to each Transferring Finance Party punctual performance by the Purchaser of all its obligations under this Agreement;

(b) undertakes with each Transferring Finance Party that, whenever the Purchaser does not pay any amount when due under this Agreement, it must immediately on demand by either Transferring Finance Party pay that amount as if it were the principal obligor; and

(c) indemnifies each Transferring Finance Party immediately on demand against any loss or liability suffered by that Transferring Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Transferring Finance Party would otherwise have been entitled to recover.

12.2    Continuing guarantee

        This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Purchaser under this Agreement, regardless of any intermediate payment or discharge in whole or in part. This guarantee is a guarantee of payment and not of collection.

12.3    Reinstatement

(a) If any discharge (whether in respect of the obligations of the Purchaser or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b) Each Transferring Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

12.4    Waiver of defences

        The obligations of the Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Transferring Finance Party). This includes:

(a)     any time or waiver granted to, or composition with, any person;

(b) any release of any person under the terms of any composition or arrangement;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f) any amendment (however fundamental) of this Agreement or any other document or security; or

(g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under this Agreement or any other document or security.

12.5    Immediate recourse

        The Guarantor waives any right it may have of first requiring any Transferring Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Clause.

12.6    Appropriations

        Until all amounts which may be or become payable by the Purchaser under this Agreement have been irrevocably paid in full, each Transferring Finance Party (or any trustee or agent on its behalf) may without affecting the liability of the Guarantor under this Clause:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Transferring Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(b) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(c) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause.

12.7    Non-competition

        Unless all amounts which may be or become payable by the Purchaser under this Agreement have been irrevocably paid in full, the Guarantor will not, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(a) be subrogated to any rights, security or moneys held, received or receivable by any Transferring Finance Party (or any trustee or agent on its behalf);

(b) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this Clause;

(c) claim, rank, prove or vote as a creditor of the Purchaser or its estate in competition with any Transferring Finance Party (or any trustee or agent on its behalf); or

(d) receive, claim or have the benefit of any payment, distribution or security from or on account of the Purchaser, or exercise any right of set-off as against the Purchaser.

The Guarantor must hold in trust for and immediately pay or transfer to the Transferring Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause.

12.8    Additional security

        This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Transferring Finance Party.

13.     Miscellaneous

13.1    Set-off and counterclaims

        All payments under this Agreement shall be made without set-off or counterclaim and free and clear of and without liability or withholding or deduction for or on account of any present or future taxes of whatever nature.

13.2    Transfer fees

        The Purchaser shall not be liable to account for any recordation, processing, transfer or similar fee payable to the Agent under the Credit Agreement in connection with the transaction to the Agent on the date upon which such fee is payable under the Credit Agreement.

13.3    Stamp duty

        Stamp duties and other applicable transfer taxes and duties (including notarial fees) and any costs attributable to the transfer of security are payable by the Purchaser.

13.4    Breakfunding

        No breakfunding compensation shall be paid to the Transferring Finance Parties even if the Completion Date is not an interest payment date in respect of the Principal Debt.

13.5    Costs and expenses

        Each  Party  shall  bear  its  own  out-of-pocket   costs  and  expenses
        (including   legal  expenses)  in  connection   with  the   preparation,
        negotiation and execution of this Agreement and each of the other documents contemplated herein.

13.6    Acknowledgements and consents

        Each Obligor (as evidenced by the Company's execution of this Agreement)
        acknowledges   (and,   to  the  extent   necessary,   consents  to)  the
        transactions   contemplated   by  this   Agreement.

13.7    Independent  investigation

(a) The Purchaser and each Transferring Finance Party acknowledges to the other that it is a sophisticated buyer or seller (as the case may be) with respect to the transactions contemplated under this Agreement and has such information as it deems appropriate under the circumstances (however obtained), concerning, for example, the business and financial condition of the Obligors, to make an informed decision regarding the transactions contemplated under this Agreement. The Purchaser and each Transferring Finance Party hereby agrees that it has independently made its own analysis and decision to enter into the transactions contemplated under this Agreement, based on such information as it has deemed appropriate under the circumstances, and without reliance on the Purchaser, any Transferring Finance Party or any other Transferring Finance Party.

(b) In addition, each Transferring Finance Party does not make, and the Purchaser does not rely upon, any representation, warranty or condition (express or implied) about, and each Transferring Finance Party shall have no liability or responsibility to the Purchaser for any non-performance of the Finance Documents by any Obligor or the financial condition of any Obligor.

13.8    No recourse

(a) Each Transferring Finance Party notifies the Purchaser and the Purchaser acknowledges that, except as otherwise specified in this Agreement:

        (i) each Transferring Finance Party shall have no obligation to repurchase or reacquire all or any part of the Debt from the Purchaser or to support any losses directly or indirectly sustained or incurred by the Purchaser for any reason whatsoever, including the non-performance by any Obligor under
                the  Finance   Documents  of  its  obligations;   and

        (ii) any rescheduling or renegotiation of the Debt shall be for the account of, and the responsibility of, the Purchaser, who will be subject to the rescheduled or renegotiated terms.

(b) After the Completion Date no Transferring Finance Party shall have any recourse to any Debt transferred to the Purchaser under this Agreement or to any payment made by any Obligor pursuant to the Finance Documents on or after the Completion Date.

13.9    Information

        The Purchaser and each Transferring Finance Party acknowledges that the other may possess material information not known to it. The Purchaser and each Transferring Finance Party agrees that the other shall have no liability with respect to the non-disclosure of any such information except to the extent that such information renders inaccurate an express representation made pursuant to this Agreement by the Party possessing such information.

14.     NOTICES

14.1    In writing

(a) Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post or by fax.

(b) Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

14.2    Contact details

(a) The contact details of the Transferring Noteholder for all notices in connection with this Agreement are:

        Address:        450 Park Avenue, New York, NY10022-2605
        Fax number:     001 (212) 891 2100
        Attention:      Christopher Brody/Juan Garcia


(b) The contact details of the Transferring Bank for all notices in connection with this Agreement are:

        Address:        Winchester House, 1 Great Winchester Street, London EC2N
                        2DB

        Fax number:     00 44 (0)20 7547 2707
        Attention:      L. Powell/B. Morison

(c) The Contact details of the Guarantor and the Purchaser for all notices in connection with this Agreement are:

        Address:        27 Farm  Street,  London  W1J  5RJ
        Fax:            +44  (0) 20 7499  9125
        Attention of:   Finance Director/Company Secretary

(d) The contact details of the Company and the Note Issuer for all notices in connection with this Agreement are:

        Address:        121 - 141 Westbourne Terrace, London W2 6JR
        Fax number:     +44 (0) 20 7706 3820
        Attention:       Finance Director/Company Secretary.

(e) Any Party may change its contact details by giving five Business Days' notice to the Purchaser.

(f) Where a Party nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.

14.3    Effectiveness

(a) Except as provided below, any notice in connection with this Agreement will be deemed to be given as follows:

        (i)     if delivered in person, at the time of delivery;

        (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

        (iii)   if by fax, when received in legible form.


(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)     A notice to a Party will only be effective on actual receipt by it.

15.     LANGUAGE

        Any notice given in connection with this Agreement must be in English.

16.     Severability

        If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b) the legality, validity or enforceability in any other jurisdiction of that or any other term of this Agreement.

17.     WAIVERS AND REMEDIES CUMULATIVE

        The rights of each Party under this Agreement:

(a)     may be exercised as often as necessary;

(b)     are  cumulative  and not  exclusive of its rights under the general law;
        and

(c)     may be waived only in writing and specifically.

        Delay in exercise or non-exercise of any right is not a waiver of that right.

18.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts and by different parties thereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

        Transmission by fax of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

19.     GOVERNING LAW

        This Agreement is governed by English law.

20.     ENFORCEMENT

20.1    Jurisdiction

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b) The English courts are the most appropriate and convenient courts to settle any such dispute and each Party waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

20.2    Waiver of immunity

        Each Party irrevocably and unconditionally:

(a) agrees not to claim any immunity from proceedings brought against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

(b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)     waives all rights of immunity in respect of it or its assets.

20.3    Waiver of trial by jury

        EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date first appearing above.

                                   SCHEDULE 1

                          TRANSFERRING FINANCE PARTIES

Part 1

Transferring Noteholder                                 Principal Debt

CERBERUS PARTNERS, L.P.                                 U.S.$97,000,000


Total (indicative as at the date of this Agreement)     U.S.$97,000,000

Part 2

Transferring Bank                                       Principal Debt

DEUTSCHE BANK AG, LONDON                                (pound)20,337,802.26


Total (indicative as at the date of this Agreement)     (pound)20,337,802.26

                                   SCHEDULE 2

                        FORM OF SUBSTITUTION CERTIFICATE

To:     HSBC Bank plc (as the successor to HSBC Investment Bank plc)
        8 Canada Square
        London
        E14

        Attention: Syndicated Agency

                                                                [Date]

                            Substitution Certificate
                           --------------------------

This Substitution Certificate relates to an Agreement (the Agreement) dated 4th July, 2000 between Cordiant Communications Group plc as the Parent (1), the companies whose names, registered numbers and registered offices are set out in schedule 1 thereto as Original Borrowers or Original Overdraft Borrowers (2), The Bank of New York and HSBC Bank plc (as the successor to HSBC Investment Bank plc) as Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in schedule 2 thereto as Banks (4) HSBC Bank plc (as the successor to HSBC Investment Bank plc) as Agent, Security Trustee and Common Security Trustee (5), The Bank of New York as Swingline Bank (6) and HSBC Bank plc as Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced) and the Security Trust Deed, the Common Security Trust
Deed and the Intercreditor Agreement defined and referred to therein. Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1. Deutsche Bank AG, London (the Existing Bank) (a) confirms the accuracy of the summary of its Commitment and Contribution set out in schedule 1 to this Substitution Certificate; and (b) requests WPP No. 2337 Limited (the Substitute) to accept by way of novation the portion of its Commitment and Contribution specified in schedule 1 to this Substitution Certificate by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2. The Substitute hereby requests the Agent (on behalf of itself, the other Bank Finance Parties, the Obligors and all other parties to the Agreement and the Security Trust Deed) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause
     18.3 of the Agreement and clause 10.3 of the Security Trust Deed so as to take effect in accordance with the terms on [date of transfer], (the Transfer Date) or such later date as may be determined in accordance with the terms thereof.

3. The Agent (on behalf of itself, the other Bank Finance Parties, the Borrowers and all other parties to the Agreement and the Security Trust
     Deed) confirms the novations effected by this Substitution Certificate pursuant to and for the purposes of clause 18.3 of the Agreement and clause
     10.3 of the Security Trust Deed so as to take effect in accordance with the respective terms thereof.

4.   The Substitute confirms:

     (a)  that  it  has  received   copies  of  the   Agreement  and  all  other
          documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

     (b) that it has not relied upon any statement, opinion, forecast or other representation or warranty made by the Existing Bank, the Arrangers, the Security Trustee, the Common Security Trustee or the Agent to induce it to enter into this Substitution Certificate;

     (c) that it has made and will continue to make, without reliance on the Existing Bank or any other Bank Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of each Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement;

     (d) that neither the Existing Bank nor any other Bank Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 19.3.1 and 19.5.1 of the Agreement

     (e) that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Bank Finance Documents and the Substitution Certificate and has not relied and will not rely on the Existing Bank, the Arrangers, the Security Trustee, the Common Security Trustee or the Agent or any statements made by any of them in that respect;

     (f) that, accordingly, none of the Existing Bank, the Arrangers, the Security Trustee, the Common Security Trustee and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitutes in respect of, any of the foregoing matters or any other matter referred to in clause 19.7 of the Agreement;

     (g)  that it is not a Qualifying Bank.

5. Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement and the Security Trust Deed that it has power to become party to the Agreement and the Security Trust Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6. The Substitute hereby undertakes to the Existing Bank, the other Bank Finance Parties, the Borrowers and the other parties to the Agreement and the Security Trust Deed that it will perform in accordance with its terms all those obligations which by the terms of the Agreement and the Security Trust Deed will be assumed by it after acceptance of this Substitution Certificate by the Agent.

7. Without limiting the above paragraphs, nothing in this Substitution Certificate obliges the Existing Bank to:

     (a) accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

     (b) support any losses incurred by the Substitute by reason of any non-performance by any Obligor or any other party to the Bank Finance Documents or any document relating thereto of any of its obligations under the same.

8. This Substitution Certificate may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

9. This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law. Clauses 21.2 and 21.3 of the Agreement inclusive are incorporated herein by reference.

     Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar investment.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                   Schedule 1




         Existing Bank           Amount of        Amount of     Portion of
                                Commitment      Contribution   Commitment
                                                                   and
                                                                Contribution
                                  (pound)          (pound)      Transferred

DEUTSCHE BANK AG, LONDON        21,197,436.00    20,337,802.26     100%

                      Administrative Details of Substitute



Address:        27 Farm Street
                London
                W1J 5RJ

Telefax:        +44 (0)20 7499 9125

Attention:      Finance Director/Company Secretary

                                   Signatures

The Substitute

WPP NO. 2337 LIMITED

By:

Date:

The Existing Bank

DEUTSCHE BANK AG, LONDON

By:

Date

The Agent

HSBC BANK PLC

By:



on its own behalf and on behalf of the other Bank Finance Parties, the Obligors and all other parties to the Agreement and the Security Trust Deed.

Date:

                                   SCHEDULE 3

                                ACCOUNT DETAILS


The Transferring Noteholder:




GBP Wiring Instructions:

The Chase Manhattan Bank

Swift: CHASGB2L

Sort Code: 60-92-42

Account Number: 11120607

Sub Account Name: Cerberus Partners, L.P.

Sub Account Number: 318-58085



USD Wiring Instructions:

Bank: Citibank, New York, N.Y.

Account Name: Cerberus Partners, LP

ABA: 021-000-089

Account Number: 37839889

Attn: Juan Garcia

Ref: Cordiant Notes



The Transferring Bank:

Deutsche Bank AG, London

Swift: DEUT GB 2L

Sort Code: 40-50-81

Ref: Cordiant sell back to WPP

                                   SCHEDULE 4

                            FORM OF ACCESSION LETTER

To: [       ]

THIS LETTER dated [ ], is supplemental to a debt transfer agreement (the Debt Transfer Agreement) dated [ ] June, 2003 between, among others, Cordiant Communications Group plc, Cordiant Finance, Inc., the Transferring Noteholder described therein, the Transferring Bank described therein, HSBC Bank plc as Agent, WPP No. 2337 Limited, WPP Group plc and [ ].

Words and expressions defined in the Debt Transfer Agreement have the same meaning when used in this letter.

[NAME OF NOTEHOLDER/BANK FINANCE PARTY] hereby agrees with each other person who is or who becomes a party to the Debt Transfer Agreement that with effect on and from the date hereof it will be bound by and benefit from the Debt Transfer Agreement as a *[Noteholder/Bank Finance Party], with the holding / participation and Commitment specified below, as if it had been party originally to the Debt Transfer Agreement in that capacity. Its Principal Debt under the
Finance Documents as of the date hereof is US$/(pound)[     ].

The address for notices of [   ] for the  purposes of Clause 15 (Notices) of the
Debt Transfer Agreement is:

Address: [   ]
Fax Number: [   ]
Attention: [    ]


This letter is governed by English law.



Signed:



---------------------------------------------------
[Noteholder/Bank Finance Party]





*Delete as applicable

                                  SIGNATORIES


Company

CORDIANT COMMUNICATIONS GROUP PLC

By: /s/ [illegible]



Note Issuer

CORDIANT FINANCE, INC.

By: /s/ [illegible]

Transferring Noteholder

CERBERUS PARTNERS, L.P.

By: /s/ [illegible]



Transferring Bank

DEUTSCHE BANK AG, LONDON

By: /s/ [illegible]

Agent

HSBC BANK PLC

By: /s/ [illegible]



Purchaser

WPP NO. 2337 LIMITED

By: /s/ [illegible]



Guarantor

WPP GROUP PLC

By: /s/ L.A. MELLMAN